SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect. 240.14a-12

                            MIMLIC Series Fund, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Eric J. Bentley
                   (Name of Person(s) Filing Proxy Statement)

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     14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

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               pursuant to Exchange Act Rule O-11:*
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        how it was determined.

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                                                            Preliminary Material
                                                            File Number 811-4279


                            MIMLIC SERIES FUND, INC.
                             400 ROBERT STREET NORTH
                              SAINT PAUL, MINNESOTA

                          NOTICE OF SPECIAL MEETING OF
               SHAREHOLDERS OF THE CAPITAL APPRECIATION PORTFOLIO
                                 APRIL 23, 1996


NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of the Capital Appreciation Portfolio (the "Portfolio") of MIMLIC Series Fund, Inc. (the "Fund") will be held at the principal office of the Fund, 400 Robert Street North, Saint Paul, Minnesota, at 10:30 a.m., Tuesday, April 23, 1996, for the following purposes:

         1. To approve or disapprove a new Investment Sub-Advisory Agreement between MIMLIC Asset Management Company, the investment adviser to the Portfolio, and Winslow Capital Management, Inc., the Portfolio's investment sub-adviser. APPROVAL OF THIS PROPOSAL WILL NOT RESULT IN ANY INCREASE IN THE FEES AND EXPENSES INCURRED BY THE PORTFOLIO OR THE FUND.

         2. To transact such other business as may properly come before the meeting or at any adjournment thereof.

Pursuant to the Bylaws of the Fund and a resolution of the Board of Directors, the number of votes which each Shareholder of the Portfolio may cast will be determined as of March 6, 1996. To be entitled to vote, an otherwise qualified Shareholder must have been a Shareholder of the Portfolio on March 6, 1996, the record date. The number of votes to which you are entitled is shown on the enclosed form of proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE REGULAR MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. If you do attend the meeting, you may revoke the Proxy and vote in person. THE DIRECTORS RECOMMEND THAT VOTES BE CAST IN FAVOR OF ITEM 1.


                                                     Paul H. Gooding
                                                     President


Saint Paul, Minnesota
March __, 1996

F. 33859 3-96




                            MIMLIC SERIES FUND, INC.
                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                      OF THE CAPITAL APPRECIATION PORTFOLIO

                                 APRIL 23, 1996


THE MEETING

The accompanying Proxy is solicited on behalf of the Board of Directors of MIMLIC Series Fund, Inc. (the "Fund"), 400 Robert Street North, Saint Paul, Minnesota 55101-2098, to be voted at a Special Meeting of Shareholders of the Capital Appreciation Portfolio (the "Portfolio") of the Fund to be held on April 23, 1996, at 10:30 a.m. and at any adjournment thereof (the "Meeting"). The sole matter to be submitted to shareholders of the Portfolio is a proposal to approve a new Investment Sub-Advisory Agreement between MIMLIC Asset Management Company ("MIMLIC Management"), the investment adviser to the Portfolio, and Winslow Capital Management, Inc. ("Winslow Management"), the Portfolio's investment sub-adviser. THE DIRECTORS RECOMMEND THAT VOTES BE CAST IN FAVOR OF THIS PROPOSAL.

This Proxy Statement and accompanying Proxy are being mailed commencing approximately on March 13, 1996, or as soon thereafter as is practicable, to contract owners entitled to instruct The Minnesota Mutual Life Insurance Company ("Minnesota Mutual") as to how certain shares held in Minnesota Mutual's separate accounts should be voted at the Meeting. The cost of Proxy solicitation, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Proxy Statement, will be paid by the Portfolio. Representatives of the Fund or MIMLIC Management may, without cost to the Fund, solicit Proxies for the management of the Fund by means of mail, telephone or personal interview.

Only Portfolio shareholders of record on March 6, 1996, may vote at the Meeting. As of that date, the Capital Appreciation Portfolio of the Fund had _____________ shares of Capital Stock, at $ .01 par value, issued and outstanding.

As a general matter, all shares of all portfolios of the Fund have equal voting rights, except that only shares of a particular portfolio are entitled to vote upon certain matters pertaining only to that portfolio. Pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, certain matters approved by a vote of all Fund shareholders may not be binding on a portfolio whose shareholders have not approved such matter. As the matter which is the sole subject of this meeting applies only to the Capital Appreciation Portfolio, the Board of Directors has called this matter to be voted on only by shareholders in that Portfolio.

A Proxy may be revoked before the meeting by giving written notice of revocation to Minnesota Mutual, or at the meeting prior to voting. Each shareholder is entitled to one vote for each share held. The matter to be presented at the meeting will not entitle any shareholder of the Fund to cumulative voting or appraisal rights.

GENERAL INFORMATION

MIMLIC Management serves as investment adviser to the Fund and its portfolios. Winslow Management serves as investment sub-adviser to the Capital Appreciation Portfolio. Administrative services are provided to the Fund by Minnesota Mutual. The address of MIMLIC Management and Minnesota Mutual is 400 Robert Street North, St. Paul, Minnesota 55101. The address of Winslow Management is 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402.

THE ANNUAL REPORT FOR THE FUND, CONTAINING FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, HAS PREVIOUSLY BEEN MAILED TO THE FUND'S SHAREHOLDERS. THE FUND WILL PROVIDE A COPY OF SUCH ANNUAL REPORT, FREE OF CHARGE, TO ANY SHAREHOLDER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO MS. CAROLIE LEWIS AT MINNESOTA MUTUAL, EITHER BY WRITING TO HER AT 400 ROBERT STREET NORTH, ST. PAUL, MINNESOTA 55101 OR BY TELEPHONING TOLL-FREE AT 1-800-577-2434.

SHARE OWNERSHIP

The Fund currently offers the shares of all its portfolios, including the Capital Appreciation Portfolio, continuously and without a sales or redemption charge only to Minnesota Mutual and its separate accounts. In the Variable Annuity Account, the Group Variable Annuity Account and Minnesota Mutual Variable Fund D, the shares fund variable annuity contracts. In the Variable Life Account and the Variable Universal Life Account the shares fund variable life insurance policies. The shares are sold directly to those separate accounts without the use of any underwriter.

The Fund shares held in those separate accounts are voted by Minnesota Mutual at the annual and special meetings of the Fund. To the extent required by law, shares attributable to contracts and policies will be voted by Minnesota Mutual in accordance with instructions received from contract owners with voting interests in each sub-account of the separate accounts. In the event no instructions are received from contract owners, with respect to shares of a portfolio held by those sub-accounts, Minnesota Mutual will vote such shares of the portfolio and shares not attributable to contracts in the same proportion as shares of the portfolio held by those sub-accounts for which instructions have been received. The number of votes which are available to a contract owner will be calculated separately for each portfolio of the Fund. If, however, the 1940 Act or any regulation under the 1940 Act should change so that Minnesota Mutual may be allowed to vote shares in its own right, then it may elect to do so.

As the matter which is the sole subject of this meeting applies only to the Capital Appreciation Portfolio, Minnesota Mutual will vote its shares, as described in the preceding paragraph, only with respect to shares of the Capital Appreciation Portfolio held by a sub-account of a separate account on that single issue.

The contract owner holds the voting interest in each contract during the accumulation period of each variable annuity contract. The number of votes will be determined by dividing that portion of the accumulation value of the contract attributable to each Variable Annuity Account, Group Variable Annuity Account or Fund D sub-account holding shares of the Capital Appreciation Portfolio by the net asset value per share of the underlying shares of the Portfolio held by that sub-account.

The annuitant holds the voting interest in each variable annuity contract during the annuity period. The number of votes will be determined by dividing that portion of the reserve for each contract allocated to each Variable Annuity Account, Group Variable Annuity Account or Fund D sub-account holding shares of the Capital Appreciation Portfolio by the net asset value per share of the underlying shares of the Portfolio held by that sub-account. After an annuity begins, the votes attributable to any particular contract will decrease as the reserves decrease.

The owner of a variable life insurance policy holds the voting interest in that policy. The number of votes will be determined by dividing that portion of each policy's actual cash value in a Variable Life Account or Variable Universal Life Account sub-account holding shares of the Capital Appreciation Portfolio by the net asset value per share of the underlying shares of the Portfolio held by that sub-account.

In determining any voting interest, fractional shares will be recognized.

Minnesota Mutual will notify each contract owner of a Fund Shareholders' meeting if the shares held for the contract or policy may be voted at such meeting. It will also send proxy materials and a form of instruction so that it may be instructed with respect to voting.

As of March 6, 1996, no Directors of the Fund other than Frederick P. Feuerherm owned any policies or contracts which entitle them to instruct the voting of any shares at the Meeting. Mr. Frederick P. Feuerherm owns a policy which, as of the date of this proxy statement, will allow him to instruct the voting of 1,018 shares of the Capital Appreciation Portfolio. Mr. Donald F. Gruber, the Secretary of the Fund, and Ms. Bardea C. Huppert, Vice President of the Fund, own policies which, as of the date of this proxy statement, will allow them to instruct the voting of 1,364 shares and 597 shares, respectively, of the Capital Appreciation Portfolio.

                                   PROPOSAL 1
             APPROVAL OF A NEW INVESTMENT SUB-ADVISORY AGREEMENT BY
                       THE CAPITAL APPRECIATION PORTFOLIO

With respect to the Capital Appreciation Portfolio of the Fund, MIMLIC Management, the investment adviser to the Fund and the Portfolio, proposes to enter into a new Investment Sub-Advisory Agreement with Winslow Management (the "New Winslow Agreement"). The New Winslow Agreement would replace the existing investment sub-agreement between MIMLIC Management and Winslow Management relating to the Capital Appreciation Portfolio. If approved by shareholders, the New Winslow Agreement would reduce the fee paid by MIMLIC Management to Winslow Management for its services as investment sub-adviser. Approval of the New Winslow Agreement would not, however, result in any change in the investment advisory agreement between the Fund and MIMLIC Management with respect to the Capital Appreciation Portfolio, nor would it result in any change in the investment advisory fee paid by the Portfolio to MIMLIC Management.

APPROVAL OF THIS PROPOSAL WILL NOT RESULT IN ANY INCREASE IN THE FEES AND EXPENSES INCURRED BY THE CAPITAL APPRECIATION PORTFOLIO OR ITS SHAREHOLDERS NOR WILL IT RESULT IN ANY CHANGE IN THE PORTFOLIO MANAGER PROVIDING INVESTMENT MANAGEMENT SERVICES TO THE PORTFOLIO.

THE CURRENT ADVISORY AGREEMENT BETWEEN THE FUND AND MIMLIC MANAGEMENT

MIMLIC Management has been the investment adviser and manager of the Fund since the Fund began business in 1985. It acts as such pursuant to written agreements periodically approved by the directors or shareholders of the Fund. The address of MIMLIC Management is that of the Fund. Winslow Management serves as investment sub-adviser to the Fund's Capital Appreciation Portfolio pursuant to an investment sub-advisory agreement with MIMLIC Management. Templeton Investment Counsel, Inc. ("Templeton Counsel") serves as investment sub-adviser to the Fund's International Stock Portfolio pursuant to an investment sub-advisory agreement with MIMLIC Management.

MIMLIC Management is a wholly-owned subsidiary of Minnesota Mutual, which was organized in 1880, and has assets of approximately $9.8 billion. Paul H. Gooding, President, Treasurer, and a director of MIMLIC Management is a Vice President and Treasurer of Minnesota Mutual. Frederick P. Feuerherm, Vice President, Assistant Secretary and a director of MIMLIC Management is a Second Vice President of Minnesota Mutual. Messrs. Gooding and Feuerherm are also Directors of the Fund. Information concerning all of MIMLIC Management's principal officers and directors is set forth in Exhibit A.

MIMLIC Management acts as investment adviser and manager of the Growth, Bond, Money Market, Asset Allocation and Mortgage Securities Portfolios of the Fund under an Investment Advisory Agreement dated January 30, 1986, which became effective the same date when approved by shareholders, and which was last approved by the Board of Directors (including a majority of the directors who are not parties to the contract, or interested persons of any such party) on January 17, 1996. MIMLIC Management acts as investment adviser and manager of the Index 500 and Capital Appreciation Portfolios of the Fund under a Supplemental Investment Advisory Agreement dated April 28, 1987, which became effective the same date when approved by shareholders of those two Portfolios, and which was last approved by the Board of Directors (including a majority of the directors who are not parties to the contract, or interested persons of any such party) on January 17, 1996. MIMLIC Management acts as investment adviser and manager of the International Stock Portfolio under the Second Supplemental Investment Advisory Agreement dated April 27, 1993, which was last approved by the shareholders of that Portfolio on April 27, 1993, and which was last approved by the Board of Directors (including a majority of the directors who are not parties to the contract, or interested persons of any such party) on January 17, 1996. MIMLIC Management acts as investment adviser and manager of the Small Company Portfolio under the Third Supplemental Investment Advisory Agreement dated April 27, 1993, which became effective the same date when approved by the shareholders of that Portfolio, and which was last approved by the Board of Directors (including a majority of the directors who are not parties to the contract, or interested persons of any such party) on January 17, 1996. MIMLIC Management acts as investment adviser and manager of the Value Stock Portfolio and the four Maturing Government Bond Portfolios of the Fund under the Fourth Supplemental Investment Advisory Agreement dated April 19, 1994, which became effective on April 25, 1994 when approved by shareholders of those Portfolios, and which was last approved by the Board of Directors (including a majority of the directors who are not parties to the contract, or interested persons of any such party) on January 17, 1996.

The Investment Advisory Agreement, the Supplemental Investment Advisory Agreement, the Second Supplemental Investment Advisory Agreement, the Third Supplemental Investment Advisory Agreement and the Fourth Supplemental Investment Advisory Agreement (collectively, the "Agreements") will each terminate automatically in the event of its assignment. In addition, the Agreements are terminable at any time, without penalty, by the Board of Directors of the Fund or by vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to MIMLIC Management, and by MIMLIC Management on 60 days' written notice to the Fund. Unless sooner terminated, the Agreements shall continue in effect for more than two years after its execution only so long as such continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities, provided that in either event such continuance is also approved by the vote of a majority of the directors who are not interested persons of any party to the Agreements, cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of any continuance of the Agreements shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the class of capital stock of that Portfolio votes to approve such continuance, notwithstanding that such continuance may not have been approved by a majority of the outstanding voting securities of the Fund.

If the shareholders of a class of capital stock of any Portfolio fail to approve any continuance of the Agreements, MIMLIC Management will continue to act as investment adviser with respect to such Portfolio pending the required approval of its continuance, or a new contract with MIMLIC Management or a different adviser or other definitive action; provided, that the compensation received by MIMLIC Management in respect of such Portfolio during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Portfolio or the amount it would have received under the Agreement in respect of such Portfolio, whichever is less.

The Agreements may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of the Fund and by the vote of a majority of the directors of the Fund who are not interested persons of any party to the Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the class of capital stock of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of the Fund.

MIMLIC Management selects and reviews the Fund's investments, and provides executive and other personnel for the management of the Fund. The Fund's Board of Directors supervises the affairs of the Fund as conducted by MIMLIC Management. Each Portfolio of the Fund, except the Index 500, Capital Appreciation, International Stock, Small Company, Value Stock and the Maturing Government Bond Portfolios, pays MIMLIC Management a fee equal to an annual rate of .50% of average daily net assets. The Index 500, Capital Appreciation, Small Company and Value Stock Portfolios pay MIMLIC Management a fee equal to an annual rate of .40%, .75%, .75% and .75%, respectively, of average daily net assets. International Stock Portfolio pays MIMLIC Management a fee equal to an annual rate of 1.00% on the first $10 million of average daily net assets, .90% on the next $15 million, .80% on the next $25 million, .75% on the next $50 million and .65% on the next $100 million and thereafter. The Maturing Government Bond Portfolios pay an advisory fee equal to an annual rate of .25% of average daily net assets, however, the Portfolio which matures in 1998 will pay a rate of .05% from its inception to April 30, 1998 and .25% thereafter and the Portfolio which matures in 2002 will pay a rate of .05% from its inception to April 30, 1998 and .25% thereafter of average daily net assets.

From its advisory fee for the Capital Appreciation Portfolio, MIMLIC Management pays Winslow Management a fee equal to .50% on the first $75 million of average daily net assets and .45% of all net assets in excess of $75 million for its services under its Investment Sub-Advisory Agreement. From its advisory fee for the International Stock Portfolio, MIMLIC Management pays Templeton Counsel a fee equal to .75% on the first $10 million of average daily net assets, .65% on the next $15 million, .55% on the next $25 million, .50% on the next $50 million and .40% on the next $100 million and thereafter for its services under its Investment Sub-Advisory Agreement.

The advisory fees paid by the Capital Appreciation, International Stock, Small Company and Value Stock Portfolios are not higher than the advisory fees paid by many funds with similar investments and investment policies, but they are higher than that paid by most funds to their investment advisers. For these fees, MIMLIC Management acts as investment adviser and manager for the Fund, except as those duties have been delegated pursuant to the investment sub-advisory agreements with Winslow Management and Templeton Counsel. MIMLIC Management also provides executive and other personnel for the management of the Fund. MIMLIC Management also furnishes the Fund office space and all necessary office facilities and equipment and personnel for servicing the investments of the Fund. For the year ended December 31, 1995, the various Portfolios paid the following amounts as investment advisory fees:

         Portfolio                                        Advisory Fees Paid

         Growth                                              $  905,136
         Bond                                                   435,045
         Money Market                                           126,630
         Asset Allocation                                     1,538,272
         Mortgage Securities                                    322,465
         Index 500                                              388,206
         Capital Appreciation                                 1,071,527
         International Stock                                    955,095
         Small Company                                          552,670
         Value Stock                                            141,207
         Maturing Government Bond -
           1998 Portfolio                                         2,184
           2002 Portfolio                                         1,441
           2006 Portfolio                                         5,450
           2010 Portfolio                                         2,888

The Fund pays all its costs and expenses which are not assumed by MIMLIC Management. These Fund expenses include, by way of example, but not by way of limitation, all expenses incurred in the operation of the Fund including, among others, interest, taxes, brokerage fees and commissions, fees of the directors who are not employees of MIMLIC Management or any of its affiliates, expenses of directors' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, association membership dues, charges of custodians, auditing and legal expenses. The Fund will also pay the fees and bear the expense of registering and maintaining the registration of the Fund and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to shareholders. MIMLIC Management shall bear all advertising and promotional expenses in connection with the distribution of the Fund's shares, including paying for the printing of Prospectuses and Statements of Additional Information for new shareholders, shareholder reports for new shareholders and the costs of sales literature.

Subsequent to March 6, 1987, Minnesota Mutual has voluntarily agreed to absorb all fees and expenses that exceed .65% of average daily net assets for the Growth, Bond, Money Market, Asset Allocation, and Mortgage Securities Portfolios, .55% of average daily net assets for the Index 500 Portfolio, .90% of average daily net assets for the Capital Appreciation, Small Company and Value Stock Portfolios and expenses that exceed 1.00% for the International Stock Portfolio, other than the advisory fee which may not exceed 1.00%. In addition, Minnesota Mutual has voluntarily agreed to absorb all fees and expenses that exceed .40% of average daily net assets for each of the four Maturing Government Bond Portfolios; however, for the Portfolios which mature in 1998 and 2002, Minnesota Mutual has voluntarily agreed to absorb such fees and expenses which exceed .20% of average daily net assets from the Portfolio's inception to April 30, 1998 and which exceed .40% of average daily net assets thereafter. For the year ended December 31, 1995, the expenses voluntarily absorbed by Minnesota Mutual for the various Portfolios were as follows:

         Portfolio                              Expenses Voluntarily Absorbed

         Growth                                         $   -0-
         Bond                                               -0-
         Money Market                                       -0-
         Asset Allocation                                   -0-
         Mortgage Securities                                -0-
         Index 500                                          -0-
         Capital Appreciation                               -0-
         International Stock                                -0-
         Small Company                                      -0-
         Value Stock                                     11,610
         Maturing Government Bond -
           1998 Portfolio                                22,794
           2002 Portfolio                                24,709
           2006 Portfolio                                25,199
           2010 Portfolio                                26,308

There is no specified or minimum period of time during which Minnesota Mutual has agreed to continue its voluntary absorption of these expenses, and Minnesota Mutual may in its discretion cease its absorption of expenses at any time. Should Minnesota Mutual cease absorbing expenses the effect would be to increase substantially Fund expenses and thereby reduce investment return.

Each Portfolio will bear all expenses that may be incurred with respect to its individual operation, including but not limited to transaction expenses, advisory fees, brokerage, interest, taxes and the charges of the custodian. The Fund will pay all other expenses not attributable to a specific Portfolio, but those expenses will be allocated among the Portfolios on the basis of the size of their respective net assets unless otherwise allocated by the Board of Directors of the Fund.

In addition, effective May 1, 1992, the Fund entered into an agreement with Minnesota Mutual under which Minnesota Mutual provides accounting, legal and other administrative services to the Fund. Prior to May 1, 1996, Minnesota Mutual provided such services at a monthly cost of $1,500 per Portfolio. Effective May 1, 1996, Minnesota Mutual provides such services at a monthly cost of $2,400 per Portfolio.

The Fund does not execute portfolio brokerage transactions through affiliated brokers. MIMLIC Sales Corporation, a securities broker-dealer and a wholly-owned subsidiary of MIMLIC Management, acts as distributor for a group of mutual funds managed by Advantus Capital Management, Inc., also a wholly-owned subsidiary of MIMLIC Management.

THE CURRENT WINSLOW AGREEMENT

Winslow Management, a Minnesota corporation with offices at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402 has been retained under an investment sub-advisory agreement to provide investment advice and, in general, to conduct the management and investment program of the Capital Appreciation Portfolio, subject to the general control of the Board of Directors of the Fund. Winslow Management is a recent entrant into the advisory business, having begun business in June of 1992. Winslow Management is a registered investment adviser under the Investment Advisers Act of 1940. The firm was established by its investment principals with a focus on providing management services to growth equity investment accounts. An additional experienced principal joined the firm in October of 1993. Information concerning all of Winslow Management's directors and principal officers is set forth in Exhibit B. Winslow Management has one other investment company client for which it acts as the investment adviser. Other assets currently under management are managed for corporate, endowment, foundation, retirement system and individual clients.

Winslow Management acts as investment sub-adviser to the Fund's Capital Appreciation Portfolio under an Investment Sub-Advisory Agreement (the "Current Winslow Agreement") with MIMLIC Management dated October 1, 1992, which became effective the same date and was approved by shareholders of the Capital Appreciation Portfolio on November 13, 1992. The Current Winslow Agreement was last approved for continuance by the Board of Directors of the Fund, including a majority of the Directors who are not a party to the Current Winslow Agreement or interested persons of any such party, on January 17, 1996. The Current Winslow Agreement will terminate automatically upon the termination of the Investment Advisory and Supplemental Investment Advisory Agreements and in the event of its assignment. In addition, the Current Winslow Agreement is terminable at any time, without penalty, by the Board of Directors of the Fund, by MIMLIC Management or by vote of a majority of the Capital Appreciation Portfolio's outstanding voting securities on 60 days' written notice to Winslow Management, and by Winslow Management on 60 days' written notice to MIMLIC Management. Unless sooner terminated, the Current Winslow Agreement shall continue in effect from year to year if approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Capital Appreciation Portfolio, provided that in either event such continuance is also approved by the vote of a majority of the Directors who are not interested persons of any party to the Current Winslow Agreement, cast in person at a meeting called for the purpose of voting on such approval.

Winslow Management is compensated for its services under the Current Winslow Agreement by MIMLIC Management, from a portion of the investment advisory fee received by MIMLIC Management from the Capital Appreciation Portfolio, as described above under "The Current Advisory Agreement Between the Fund and MIMLIC Management."

THE NEW WINSLOW AGREEMENT

As described above, MIMLIC Management and Winslow Management propose to replace the Current Winslow Agreement with the New Winslow Agreement, which, if approved by shareholders, would become effective on May 1, 1996. The Current Advisory Agreement between MIMLIC Management and the Fund with respect to the Capital Appreciation Portfolio would not be modified or otherwise affected by the proposed New Winslow Agreement. The principal difference between the Current Winslow Agreement and the New Winslow Agreement is that the fee received by Winslow Management from MIMLIC Management would be reduced under the New Winslow Agreement.

Under the Current Winslow Agreement, MIMLIC Management pays a portion of the investment advisory fee which it receives from the Capital Appreciation Portfolio to Winslow Management in exchange for its services under the Current Winslow Agreement. The fee received by Winslow Management under that Agreement is equal to .50% on the first $75 million of the Capital Appreciation Portfolio's average daily net assets and .45% of all net assets of the Portfolio in excess of $75 million. Under the proposed New Winslow Agreement, the fee paid by MIMLIC Management to Winslow Management would equal .375% of all average daily net assets of the Capital Appreciation Portfolio. For the year ended December 31, 1995, the fee received by Winslow Management from MIMLIC Management under the Current Winslow Agreement was $681,652. If the New Winslow Agreement had been in effect during that same period, Winslow Management would have received fees in the aggregate amount of $535,764 from MIMLIC Management. The difference between these two sums represents a 21.4% reduction in fees received by Winslow Management.

Approval of the New Winslow Agreement will not change the investment advisory fee received by MIMLIC Management from the Capital Appreciation Portfolio, but will, therefore, result in a corresponding increase in the portion of such investment advisory fee retained by MIMLIC Management after payment of fees to Winslow Management. Although the investment advisory fee paid to MIMLIC Management by the Portfolio will not be reduced, MIMLIC Management will continue its voluntary agreement to absorb all fees and expenses of the Portfolio that exceed .90% of average daily net assets (see the discussion of expenses voluntarily absorbed, above, under the heading "The Current Advisory Agreement Between the Fund and MIMLIC Management"). MIMLIC Management did not absorb any such fees and expenses during the years ended December 31, 1995, 1994 and 1993, but has previously absorbed such expenses in the amount of $16,612, $15,552, $7,786, $8,899, $12,636 and $7,450 for the years ended December 31, 1992, 1991,
1990, 1989 and 1988 and the period from April 28, 1987 to December 31, 1987, respectively.

In the opinion of MIMLIC Management the fee proposed to be paid to Winslow Management under the New Winslow Agreement results in a more equitable division of compensation to the parties for their respective services to the Portfolio, modified as described below. The net assets of the Capital Appreciation Portfolio, which amounted to $163,519,780 at December 31, 1995, are now at a level at which economies of scale allow Winslow Management to provide the same investment management services to the Portfolio at a lower cost to MIMLIC Management. Under the New Winslow Agreement, Winslow Management's duties would continue to be limited primarily to making and executing investment decisions for the Portfolio, while MIMLIC Management would continue to supervise and monitor the performance of Winslow Management and to provide the various administrative services described above, under the heading "The Current Advisory Agreement Between the Fund and MIMLIC Management," and as also described in the following paragraph. MIMLIC Management is of the view that the increased level of advisory fees which it would retain, after the payment of fees to Winslow Management under the New Winslow Agreement, represents a reasonable level of compensation for the investment oversight, administrative and other services provided by MIMLIC Management to the Portfolio.

Under the Current Winslow Agreement, Winslow Management has as one of its duties the responsibility for transmitting to MIMLIC Management and to the custodian for the Capital Appreciation Portfolio, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Portfolio. Under the proposed New Winslow Agreement, Winslow Management would no longer be responsible for transmitting such information to the Portfolio's custodian. Rather, MIMLIC Management would assume sole responsibility for transmitting trade tickets and other similar documents and information to the Portfolio's custodian and for reconciling MIMLIC Management's records of securities held by the Portfolio with those of the custodian. In all other respects the investment management and other services performed by Winslow Management under the New Winslow Agreement would be identical to those performed under the Current Winslow Agreement.

The personnel currently employed by Winslow Management to provide services to the Capital Appreciation Portfolio, including the individual portfolio manager, will continue to provide such services under the New Winslow Agreement. The terms and provisions of the New Winslow Agreement are identical in all respects to those of the Current Winslow Agreement except as described above. The Portfolio and its shareholders will, therefore, continue to receive substantially the same services from the same investment professionals if the Proposal is approved. Approval of the Proposal will not result in any increase or other change in costs to the Portfolio or its shareholders inasmuch as the advisory fee received by MIMLIC Management from the Capital Appreciation Portfolio will not be changed. Minnesota Mutual will also continue to provide the same administrative services to the Portfolio as before. Approval of the Proposal will not result in any change in the Portfolio's investment objectives or policies, nor in any change in the Portfolio's brokerage and allocation practices or in the manner of distribution of the Portfolio's shares.

The New Winslow Agreement was approved by the Board of Directors of the Fund, including a majority of the Directors of the Fund who are not parties to such agreement or interested persons of such parties, on January 17, 1996, at a meeting called for the purpose of voting on such approval. The New Winslow Agreement contains the same termination and continuation provisions as the Current Winslow Agreement, as described above. In considering the Proposal and determining to recommend to shareholders that they approve the New Winslow Agreement, the Board of Directors of the Fund relied primarily on the fact that the Capital Appreciation Portfolio would continue to receive the same services from the same personnel, except as otherwise described above, and at the same overall cost. The Directors also considered the nature and quality of the services provided to the Captial Appreciation Portfolio by MIMLIC Management and Winslow Management and the level of compensation which each would receive in relation to those services if the New Winslow Agreement were effective. The Directors concluded that the relative levels of compensation between MIMLIC Management and Winslow Management resulting from approval of the New Winslow Agreement were reasonable in relation to such services. Based upon these factors, and considering also the views of MIMLIC Management described above regarding the division of fees between MIMLIC Management and Winslow Management, the Fund's Board of Directors determined to approve the New Winslow Agreement. The Directors also considered that there is no current financial condition of Winslow Management of which the Directors are aware that is reasonably likely to impair the financial ability of Winslow Management to fulfill its commitments to the Capital Appreciation Portfolio under the proposed New Winslow Agreement, and that the New Winslow Agreement itself is not reasonably likely to result in any such financial condition.

SHAREHOLDER APPROVAL

Approval of the Proposal requires the affirmative vote of a majority of the outstanding shares of the Portfolio, which means the lesser of the vote of (a) 67% of the shares of the Portfolio present at a meeting where more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. Rejection of the Proposal by the Portfolio would mean that the Current Winslow Agreement would continue in effect, in which case the Fund's Board of Directors would reconsider whether or not to seek approval of the same Proposal at a subsequent meeting.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSAL TO APPROVE THE NEW INVESTMENT SUB-ADVISORY AGREEMENT WITH WINSLOW MANAGEMENT.


                                  OTHER MATTERS

Management does not intend to present any business to the meeting not mentioned in this Proxy Statement and currently knows of no other business to be presented. If any other matters are brought before the meeting, the proxies will vote all Proxies on such matters in accordance with their judgment of the best interests of the Fund.


                              SHAREHOLDER PROPOSALS

The Fund does not hold annual or periodically scheduled regular meetings of shareholders. Regular and special shareholder meetings are held only at such times and with such frequency as required by law. Minnesota corporation law does not require an annual meeting; instead, it provides for the Board of Directors to convene shareholder meetings when it deems appropriate. In addition, if a regular meeting of shareholders has not been held during the immediately preceding fifteen months, a shareholder or shareholders holding 3% or more of the voting shares of the Fund may demand a regular meeting of shareholders of the Fund by written notice of demand given to the chief executive officer or the chief financial officer of the Fund. Within 30 days after receipt of the demand by one of those officers, the Board of Directors shall cause a regular meeting of shareholders to be called and held no later than 90 days after receipt of the demand, all at the expense of the Fund. Additionally, the Investment Company Act of 1940 requires shareholder votes for all amendments to fundamental investment policies and restrictions and for all investment advisory contracts and amendments thereto. Because the Fund is not required to hold annual meetings of shareholders, an anticipated date of the next regular meeting cannot be provided. If a shareholder has a proposal which such shareholder feels should be presented to all shareholders, the shareholder should send the proposal to the Fund. The proposal will be considered as appropriate at a meeting of the Board of Directors as soon as practicable. Should it be a matter which would have to be submitted to shareholders at a regular meeting, it will be presented at the next special or regular meeting of shareholders. In addition, should it be a matter which the Board of Directors deems of such significance as to require a special meeting, such a meeting will be called.


                    INFORMATION REGARDING THE FUND'S OFFICERS

         Certain information about the executive officers of the Fund is set forth below:

                                                                             Principal Occupation and
                                                                             Business Experience
Name of Officer                  Age        Position With Fund               During Past Five Years

Paul H. Gooding                  55         President and                    Vice President and
                                            Director                         Treasurer of Minnesota Mutual;
                                                                             President, Treasurer and a Director
                                                                             of MIMLIC Management; President of
                                                                             Advantus Capital Management, Inc.

Frederick P.                     49         Treasurer and                    Second Vice President of
Feuerherm                                   Director                         Minnesota Mutual; Vice
                                                                             President, Assistant Secretary and a
                                                                             Director of MIMLIC Management

Bardea C. Huppert                47         Vice President                   President and Chief  Executive
                                                                             Officer of MIMLIC Sales Corporation;
                                                                             Second Vice President of Minnesota
                                                                             Mutual

Donald F. Gruber                 51         Secretary                        Senior Counsel of
                                                                             Minnesota Mutual


The officers of the Fund serve at the pleasure of the Board of Directors of the Fund. Mr. Gooding has served as a Director and Officer since April, 1987. Mr. Feuerherm has been a Director and Officer of the Fund since July, 1993. Ms. Huppert has served in her capacity as Vice President of the Fund since April, 1994, and Mr. Gruber in his capacity since April, 1988. None of the Fund's officers and directors has a family relationship with other officers and directors of the Fund.


                                                              Paul H. Gooding
                                                              President

March __, 1996



                                                                       EXHIBIT A

                        Directors and Principal Officers
                                       of
                         MIMLIC Asset Management Company


                                         Office with
Name                                   MIMLIC Management                  Other Business Connections

Paul H. Gooding                        President, Treasurer               President, Secretary and
                                       and Director                       Director, MIMLIC Corporation; Director,
                                                                          MIMLIC Imperial
                                                                          Corporation; Director,
                                                                          MIMLIC Venture Corporation;
                                                                          Vice President and
                                                                          Director, MIMLIC Funding,
                                                                          Inc.; Vice President and
                                                                          Director, Robert Street
                                                                          Energy, Inc.; Vice
                                                                          President, Director,
                                                                          Personal Finance Company;
                                                                          Vice President and
                                                                          Treasurer, The Minnesota
                                                                          Mutual Life Insurance
                                                                          Company; President and
                                                                          Director, Advantus Capital
                                                                          Management, Inc.

Guy M. de Lambert                      Vice President,                    President and Director,
                                       Secretary and                      MIMLIC Venture Corporation;
                                       Director                           Vice President, MIMLIC Funding, Inc.;
                                                                          President and Secretary, Robert Street
                                                                          Energy, Inc.; President and Director,
                                                                          Wedgewood Valley Golf, Inc.; Second
                                                                          Vice President, The Minnesota Mutual
                                                                          Life Insurance Company

Frederick P. Feuerherm                 Vice President,                    Vice President, MIMLIC
                                       Assistant Secretary                Funding, Inc.; Second Vice
                                       and Director                       President, The Minnesota Mutual Life
                                                                          Insurance Company

Alan J. Notvik                         Vice President and                 President and Director,
                                       Assistant Secretary                MIMLIC Funding, Inc.; Second Vice
                                                                          President, The Minnesota Mutual Life
                                                                          Insurance Company

James P. Tatera                        Vice President and                 Vice President, MIMLIC
                                       Assistant Secretary                Funding, Inc.; Second Vice President,
                                                                          The Minnesota Mutual Life
                                                                          Insurance Company; Senior
                                                                          Vice President, Treasurer
                                                                          and Director, Advantus
                                                                          Capital Management, Inc.

Loren Haugland                         Vice President                     None

Lynne Mills                            Vice President                     Vice President, Robert Street Energy,
                                                                          Inc.; Second Vice President, The
                                                                          Minnesota Mutual Life Insurance Company

Marilyn Froelich                       Vice President                     None

Dianne Orbison                         Vice President                     Vice President, MIMLIC
                                                                          Venture Corporation; Second Vice
                                                                          President, The Minnesota Mutual Life
                                                                          Insurance Company



                                                                       EXHIBIT B

                        Directors and Principal Officers
                                       of
                        Winslow Capital Management, Inc.


                                        Position with
Name                                   Winslow Management                 Other Business Connections

Clark J. Winslow                       President and                      President, Portfolio Manager
                                       Director                           and Director, Winslow
                                                                          Capital Management, Inc.

Gail M. Knappenberger                  Executive Vice                     Executive Vice President,
                                       President and                      Portfolio Manager and
                                       Director                           Director, Winslow Capital
                                                                          Management, Inc.

Richard E. Pyle                        Executive Vice                     Executive Vice President,
                                       President and                      Portfolio Manager and
                                       Director                           Director, Winslow Capital
                                                                          Management, Inc.

Jon R. Foust                           Managing Director                  Managing Director, Winslow Capital
                                                                          Management, Inc.

Lynne P. Pelos                         Vice President                     Vice President and Chief
                                                                          Administrative Officer,
                                                                          Winslow Capital Management,
                                                                          Inc.

Gail L. Kummer                         Vice President                     Vice President and Trader,
                                                                          Winslow Capital Management,
                                                                          Inc.



                                                                      Appendix A

                                                            Preliminary Material
                                                            File Number 811-4279



MIMLIC Series Fund, Inc.                                                   PROXY
400 Robert Street North                          SPECIAL MEETING OF SHAREHOLDERS
St. Paul, Minnesota  55101-2098                                   APRIL 23, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder of MIMLIC Series Fund, Inc. (the "Fund") of Saint Paul, Minnesota, namely The Minnesota Mutual Life Insurance Company (herein "Minnesota Mutual") hereby appoints Paul H. Gooding, Donald F. Gruber, and Eric
J. Bentley or any one of them as proxies, with full power of substitution and revocation, to represent the undersigned and to cast all votes to which the undersigned is entitled by virtue of being a Shareholder at the Special Meeting of Shareholders of the Capital Appreciation Portfolio of the Fund to be held at the principal office of the Fund, 400 Robert Street North, Saint Paul, Minnesota, on April 23, 1996, at 10:30 A.M., and at any adjournment thereof, with all powers the undersigned would possess if present in person. This proxy shall be voted upon the matters specified and, in the discretion of the proxies, upon all other matters as may properly come before the meeting.

1. To approve or disapprove the new Investment Sub-Advisory Agreement between MIMLIC Asset Management Company and Winslow Capital Management, Inc. with respect to investment sub-advisory services furnished on behalf of the Fund's Capital Appreciation Portfolio.

         Percentage of Shares to be Voted: FOR ___  AGAINST ___  ABSTAIN ___

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED AND AS DESCRIBED HEREIN. SHARES OF THE FUND HELD IN THE VARIABLE LIFE ACCOUNT, THE VARIABLE ANNUITY ACCOUNT, THE VARIABLE FUND D, THE GROUP VARIABLE ANNUITY ACCOUNT AND THE GROUP VARIABLE UNIVERSAL LIFE ACCOUNT (THE "ACCOUNTS") WILL BE VOTED BY MINNESOTA MUTUAL AT THE REGULAR AND SPECIAL MEETINGS OF THE FUND. SHARES WILL BE VOTED BY MINNESOTA MUTUAL IN ACCORDANCE WITH INSTRUCTIONS RECEIVED FROM CONTRACT OWNERS WITH VOTING INTERESTS IN EACH SUB-ACCOUNT OF THE ACCOUNTS. IN THE EVENT NO INSTRUCTIONS ARE RECEIVED FROM A CONTRACT OWNER, WITH RESPECT TO SHARES OF A PORTFOLIO HELD BY A SUB-ACCOUNT, MINNESOTA MUTUAL WILL VOTE SUCH SHARES OF THE PORTFOLIO AND SHARES NOT ATTRIBUTABLE TO CONTRACTS IN THE SAME PROPORTION AS SHARES OF THE PORTFOLIO HELD BY SUCH SUB-ACCOUNT FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED. THE NUMBER OF VOTES WHICH ARE AVAILABLE TO A CONTRACT OWNER WILL BE CALCULATED SEPARATELY FOR EACH SUB-ACCOUNT OF THE ACCOUNTS. IF, HOWEVER, THE INVESTMENT COMPANY ACT OF 1940 OR ANY REGULATION UNDER THAT ACT SHOULD CHANGE SO THAT MINNESOTA MUTUAL MAY BE ALLOWED TO VOTE SHARES IN ITS OWN RIGHT, THEN IT MAY ELECT TO DO SO.

The undersigned hereby acknowledges receipt of the Notice to Shareholders of Special Meeting and the Proxy Statement dated March __, 1996, and revokes any proxy heretofore given with respect to the votes covered by this proxy.

                                         Date ___________________________, 1996

                                         Signature ____________________________

                                         Title  _______________________________


                                                                      Appendix B
                                                            Preliminary Material
                                                            File Number 811-4279


                   The Minnesota Mutual Life Insurance Company
                             400 Robert Street North
                         St. Paul, Minnesota 55101-2098


This voting instruction form is solicited on behalf of the Board of Directors.

Instructions for voting shares of MIMLIC Series Fund, Inc. (the "Fund") held by The Minnesota Mutual Life Insurance Company ("Minnesota Mutual") at the Special Meeting of Shareholders of the Capital Appreciation Portfolio of the Fund on April 23, 1996.

Please check the appropriate box below, date this form and sign exactly as your name appears below. Your signature acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated March __, 1996. Shares will be voted in accordance with these instructions at the special meeting or any adjournment thereof.

Minnesota Mutual is instructed to vote as indicated below. IF NO CHOICE IS INDICATED, RETURN OF THE SIGNED FORM SHALL BE CONSIDERED AS INSTRUCTIONS TO VOTE FOR THE APPROVAL OF THE NEW INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN MIMLIC ASSET MANAGEMENT COMPANY AND WINSLOW CAPITAL MANAGEMENT, INC. If any other matter properly comes before the meeting, Minnesota Mutual will vote in accordance with its best judgment.

1. The approval or disapproval of a new investment sub-advisory agreement, relating to investment sub-advisory services furnished on behalf of the Fund's Capital Appreciation Portfolio, between MIMLIC Asset Management Company and Winslow Capital Management, Inc.

            [ ] For              [ ]  Against             [ ]  Abstain

      NOTE: PLEASE DATE THIS VOTING INSTRUCTION AND SIGN YOUR NAME IN THE EXACT FORM AS IT APPEARS HEREIN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. WHEN SIGNED AS "TRUSTEE" OR "EMPLOYER," PLEASE GIVE FULL TITLE AS SUCH.


                                                   ____________________________
                                                              SIGNATURE


                                                   DATE  _______________ , 1996